Exhibit 32.2

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report of IronClad Encryption Corporation (IronClad), on Form 10-Q for the three month period ended September 30, 2019, as filed with the Securities and Exchange Commission (the “Report”), David G. Gullickson, Principal Financial and Accounting Officer of IronClad, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of IronClad.

Date: November 19, 2019

BBy:	/s/ DAVID G. GULLICKSON David G. Gullickson Vice President, Treasurer, and Principal Financial and Accounting Officer